September 8, 2009

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. We are enclosing materials regarding the offering of shares of common stock of Penn Millers Holding Corporation in connection with the conversion of Penn Millers Mutual Holding Company from mutual to stock form. Upon completion of the conversion and offering, Penn Millers Holding Corporation will become the parent holding company of Penn Millers Mutual Holding Company, and Penn Millers Holding Corporation will be owned by the persons who purchase shares in the offering. No sales commission will be charged to purchasers in this stock offering. Included in this package are the following:

PROSPECTUS:  This document provides detailed information regarding the business operations of Penn Millers Insurance Company and the stock offering by Penn Millers Holding Corporation. Please read the Prospectus carefully, including the “Risk Factors” section, prior to making an investment decision.

QUESTIONS & ANSWERS BROCHURE:  This brochure answers commonly asked questions about the conversion and offering. We have also enclosed a list of investment considerations for potential investors to review before deciding to buy stock in the offering.

STOCK ORDER FORM:  Use this form to subscribe for common stock and mail it, along with full payment for the shares, to Penn Millers’ Stock Information Center in the enclosed yellow postage-paid envelope marked “Stock Order Return.” Your order must be physically received by the Stock Information Center no later than 12:00 noon, Eastern Time, on October 7, 2009.

Griffin Financial Group has been retained by Penn Millers as marketing agent in connection with the stock offering. If you have any questions after reading the enclosed materials, please call the Stock Information Center at (877) 764-2743, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Griffin Financial representative. The Stock Information Center is closed on weekends and bank holidays.

Sincerely,

Douglas A. Gaudet
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. No stock order forms shall be submitted or accepted until such time that our registration statement is effective with the U.S. Securities and Exchange Commission.

The shares of common stock are not insured and are not guaranteed by Penn Millers Holding Corporation or any of its affiliates, or by any federal or state government or agency.

C

September 8, 2009

Dear Policyholder:

The Board of Directors of Penn Millers Mutual Holding Company (“Penn Millers Mutual”) has voted unanimously in favor of a plan to convert Penn Millers Mutual from a Pennsylvania mutual holding company to a Pennsylvania stock holding company. As part of this plan, we have formed Penn Millers Holding Corporation, which will be offering shares of its common stock in a stock offering and will become the parent holding company of Penn Millers Mutual. We are converting Penn Millers Mutual to stock form in order to raise additional capital that will enable Penn Millers Insurance Company to remain a viable, competitive and financially sound insurance company.

To accomplish the conversion, your participation is extremely important.  A special meeting of eligible members of Penn Millers Mutual is being held on October 15, 2009. The eligible members of Penn Millers Mutual consist of the policyholders of Penn Millers Insurance Company as of July 10, 2009. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed blue postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of the members and vote in person, you may do so by giving written notice of revocation to the Secretary of Penn Millers Mutual. If you have multiple insurance policies at Penn Millers Insurance Company, you may receive more than one mailing. If you do receive more than one proxy card, please vote, sign and return each one. If the plan of conversion is approved, let me assure you that:

•	Existing insurance coverage under your Penn Millers Insurance Company policy will not undergo any change as a result of the conversion.

•	Voting for approval of the plan will not obligate you to buy any shares of common stock in the stock offering.

As a policyholder of Penn Millers, you also have the opportunity to purchase shares of Penn Millers Holding Corporation in the stock offering being conducted in connection with the conversion. If you were a member of Penn Millers Mutual as of April 22, 2009, you have a nontransferable subscription right to purchase shares of Penn Millers Holding Corporation common stock on a first priority basis. The enclosed prospectus describes the stock offering and the business of Penn Millers. If you wish to purchase shares of common stock, please complete the stock order form and mail it, along with full payment for the shares to the Stock Information Center in the enclosed yellow postage-paid envelope marked Stock Order Return. Your order must be physically received by Stock Information Center no later than 12:00 noon, Eastern Time, on October 7, 2009. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (877) 764-2743, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Douglas A. Gaudet
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. No stock order forms shall be submitted or accepted until such time that our registration statement is effective with the U.S. Securities and Exchange Commission.

The shares of common stock are not insured and are not guaranteed by Penn Millers Holding Corporation or any of its affiliates, or by any federal or state government or agency.

A

September 8, 2009

Dear Potential Investor:

At the request of Penn Millers Holding Corporation, we are enclosing materials regarding the offering of shares of common stock of Penn Millers Holding Corporation in connection with the conversion of Penn Millers Mutual Holding Company from mutual to stock form. Upon completion of the conversion and offering, Penn Millers Holding Corporation will become the parent holding company of Penn Millers Mutual Holding Company, and Penn Millers Holding Corporation will be owned by the persons who purchase shares in the offering. No sales commission will be charged to purchasers in this stock offering. Included in this package are the following:

PROSPECTUS:  This document provides detailed information regarding the business operations of Penn Millers Insurance Company and the stock offering by Penn Millers Holding Corporation. Please read the Prospectus carefully, including the “Risk Factors” section, prior to making an investment decision.

QUESTIONS & ANSWERS BROCHURE:  This brochure answers commonly asked questions about the conversion and offering. We have also enclosed a list of investment considerations for potential investors to review before deciding to buy stock in the offering.

STOCK ORDER FORM:  Use this form to subscribe for common stock and mail it, along with full payment for the shares, to Penn Millers’ Stock Information Center in the enclosed yellow postage-paid envelope marked “Stock Order Return.” Your order must be physically received by the Stock Information Center no later than 12:00 noon, Eastern Time, on October 7, 2009.

Griffin Financial Group has been retained by Penn Millers as marketing agent in connection with the stock offering. If you have any questions after reading the enclosed materials, please call the Stock Information Center at (877) 764-2743, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Griffin Financial representative. The Stock Information Center is closed on weekends and bank holidays.

Sincerely,

Griffin Financial Group, LLC

Jeffrey P. Waldron
Senior Managing Director

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. No stock order forms shall be submitted or accepted until such time that our registration statement is effective with the U.S. Securities and Exchange Commission.

The shares of common stock are not insured and are not guaranteed by Penn Millers Holding Corporation or any of its affiliates, or by any federal or state government or agency.

D

September 8, 2009

Dear Policyholder:

At the request of Penn Millers, we are enclosing materials regarding the conversion of Penn Millers Mutual Holding Company (“Penn Millers Mutual”) from mutual to stock form and the related stock offering of Penn Millers Holding Corporation. The Board of Directors of Penn Millers Mutual has voted unanimously in favor of a plan to convert Penn Millers Mutual from a Pennsylvania mutual holding company to a Pennsylvania stock holding company. As part of this plan, Penn Millers Mutual formed Penn Millers Holding Corporation, which will be offering shares of its common stock in a stock offering and will become the parent holding company of Penn Millers Mutual following its conversion. The purpose of the conversion and offering is to raise additional capital that will enable Penn Millers Insurance Company to remain a viable, competitive and financially sound insurance company.

To accomplish the conversion, your participation is extremely important.  A special meeting of eligible members of Penn Millers Mutual is being held on October 15, 2009. The eligible members of Penn Millers Mutual consist of the policyholders of Penn Millers Insurance Company as of July 10, 2009. On behalf of Penn Millers, I ask that you read the enclosed material and then cast your vote in favor of the plan of conversion and mail your signed proxy card immediately in the enclosed blue postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of the members and vote in person, you may do so by giving written notice of revocation to the Secretary of Penn Millers Mutual. If you have multiple insurance policies at Penn Millers Insurance Company, you may receive more than one mailing. If you do receive more than one proxy card, please vote, sign and return each one. If the plan of conversion is approved, let me assure you that:

•	Existing insurance coverage under your Penn Millers Insurance Company policy will not undergo any change as a result of the conversion.

•	Voting for approval of the plan will not obligate you to buy any shares of common stock in the stock offering.

As a policyholder of Penn Millers, you also have the opportunity to purchase shares of Penn Millers Holding Corporation in the stock offering being conducted in connection with the conversion. If you were a member of Penn Millers Mutual as of April 22, 2009, you have a nontransferable subscription right to purchase shares of Penn Millers Holding Corporation common stock on a first priority basis. The enclosed prospectus describes the stock offering and the business of Penn Millers. If you wish to purchase shares of common stock, please complete the stock order form and mail it, along with full payment for the shares to the Stock Information Center in the enclosed yellow postage-paid envelope marked Stock Order Return. Your order must be physically received by Stock Information Center no later than 12:00 noon, Eastern Time, on October 7, 2009. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (877) 764-2743, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

Sincerely,

Griffin Financial Group, LLC

Jeffrey P. Waldron
Senior Managing Director

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. No stock order forms shall be submitted or accepted until such time that our registration statement is effective with the U.S. Securities and Exchange Commission.

The shares of common stock are not insured and are not guaranteed by Penn Millers Holding Corporation or any of its affiliates, or by any federal or state government or agency.

B

Penn Millers Holding Corporation
Conversion and Stock Offering
Policyholder Considerations

If you were a policyholder of Penn Millers Insurance Company as of July 10, 2009, we are asking you to vote for our plan of mutual to stock conversion. We are also offering the opportunity for all policyholders to buy stock in the company.

The following are points to consider as you decide how to vote on the mutual to stock conversion of Penn Millers Mutual Holding Company and whether to purchase stock in the offering (along with references to the page numbers in the prospectus that you should read for a more complete description).

•	The conversion offering will provide enhanced protection to policyholders by:

•	Increasing capital; and

•	Enhancing claims paying ability (see pages 2-3, 7, 29, 32-39, and 81-82 of the prospectus).

WE URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

•	You are not required to purchase stock. But if you elect to do so, you have the first right to purchase stock in the offering if you were a policyholder as of April 22, 2009. This will permit you to own a share of the existing equity of the company (described throughout the prospectus). Even if you were not a policyholder as of April 22, 2009, you still have the right to purchase stock in the offering, you just do not have a first priority right.

•	The stock is being offered at a pro forma price-to-book value of between 50% and 62% (see pages 38 and 110-114 of the prospectus).

We have filed a Registration Statement on Form S-1 (including a prospectus) with the SEC (Commission File No. 333-156936) for the offering to which this document relates. Before you invest, you should read the prospectus in the registration statement and other documents we have filed with the SEC for more complete information about Penn Millers and this offering. If you have not already received a copy of these documents, you may get them for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, Penn Millers will arrange to send you a copy of the prospectus if you request it by calling the company toll-free at 1-877-764-2743.

F

Penn Millers Holding Corporation
Conversion and Stock Offering

Investment Considerations
for Potential Investors

The following are investment considerations for investors in our stock offering (along with references to the page numbers in our prospectus that you should read for a more complete description).

•	The stock is being offered at a pro forma price-to-book value of between 50% and 62% (see pages 38 and 110-114 of the prospectus)

•	We have a significant market position in the agribusiness insurance market, operating in 33 states. This is a specialized niche market with a limited number of competitors where we believe we have expertise and strong growth opportunities (see pages 1-3, 80-84, 85-87, and 98 of the prospectus).

•	We also operate in the general commercial insurance market in 8 states. We have developed a new product (PennEdge) that we introduced in 2009 to attract middle market commercial business. We believe this can be a differentiating product for us in a competitive market (see pages 1-3, 16, 80-82 and 84-86 of the prospectus).

•	The property and casualty insurance industry is cyclical, with periods of rising and falling premiums known as hard and soft markets. The industry has been experiencing soft market conditions. Although no assurance can be given, we believe that a hard market with rising premiums will return in the next twelve to twenty-four months. We have historically performed well in periods of significant premium increases (see pages 2-3, 15 and 81-82 of the prospectus).

We have filed a Registration Statement on Form S-1 (including a prospectus) with the SEC (Commission File No. 333-156936) for the offering to which this document relates. Before you invest, you should read the prospectus in the registration statement and other documents we have filed with the SEC for more complete information about Penn Millers and this offering. If you have not already received a copy of these documents, you may get them for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, Penn Millers will arrange to send you a copy of the prospectus if you request it by calling the company toll-free at 1-877-764-2743.

E